Exhibit 99.5

SYKES Lead Generation Q&As
1.	Is it true that SYKES has acquired ICT Group?
a.	SYKES released on Tuesday, October 6, 2009 that it signed a definitive merger agreement with ICT Group.
2.	How do I get more information about the merger agreement?
a.	The full release is available on our Investor Relations page on www.sykes.com.
3.	We’ve submitted an RFP to both SYKES and ICT Group. How will this impact our process?
a.	We appreciate the opportunity to participate in your bid process. The transaction between SYKES and ICT Group is expected to close by the end of 2009, and is subject to the satisfaction of customary closing conditions. Until the transaction is closed, we will maintain business as usual. Should you be interested in additional information regarding the merger agreement, you can review the full release on our Investor Relations page on www.sykes.com.
4.	What will happen to SYKES’ clients? ICT Group’s clients?
a.	Until the transaction is closed, we will maintain business as usual. We will continue to provide our clients with the quality service upon which they have come to rely.
5.	How will the merger benefit clients of SYKES and ICT Group?
a.	Our combined company will offer more for our clients including an enhanced and expanded global footprint, deepened vertical expertise and expanded service portfolio, while maintaining SYKES’ financial strength.